Exhibit 31.2

SECTION 302 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Robert Kristal, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of BioRestorative Therapies, Inc.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Robert Kristal
Date: November 6, 2024	Robert Kristal
Principal Financial Officer